Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent

Agoura Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement No. 333-190349 on Form S-8 of American Homes 4 Rent of our report dated March 26, 2014, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, CA

March 26, 2014